EXHIBIT 10.1

LEASE ADMENDMENT

     THIS LEASE AMEDMENT, made and entered into as of 10-17-03 by and between FOUR HUNDRED CHESTERFIELD CENTER INC., formerly known as 400 CHESTERFIELD CENTER CORP., hereinafter referred to as “Landlord,” and DALEEN SOLUTIONS, INC., formerly INTERTECH MANAGEMENT GROUP, INC. d/b/a ABILITI SOLUTIONS, INC., hereinafter referred to as “Tenant”:

WITNESSETH:

     WHEREAS, Landlord and Tenant entered into a Lease agreement dated May 12, 1998 and modified by Lease Amendments dated May 28, 1999, September 1, 1999 and April 17, 2001 and by an Assignment and Assumption of Lease dated December 20, 2002 (hereinafter collectively, the “Lease”), on the first and second floors of the building located at 400 Chesterfield Center, Chesterfield, Missouri, which spaces are identified as Suites 130 and 200 covering approximately 15,302 rentable square feet of office floor space; and

     WHEREAS, Landlord and Tenant desire to amend the Lease as set forth below;

     NOW THEREFORE, in consideration of the mutual obligations hereinafter contained and other valuable consideration paid by each of the parties to the other, it is agreed between the parties as follows:

1.	Operating Expenses. Effective June 1, 2003, Paragraph 5(a), Payment of Taxes and Expenses, Section (ii) of said Lease regarding Operating Expenses shall be amended to read as follows:

“Operating Expenses (hereinafter defined) with respect to the Property in excess of Four Hundred Ninety-Four Thousand Five Hundred Forty-Eight and 77/100 ($494,548.77) Dollars. Certain terms as used herein are hereby defined as follows:”

2.	Calendar Year. All references to the term “fiscal year” contained in any section of said Lease shall be amended to “calendar year” and all references to the dates “June 1 to May 31” contained in any section of said Lease shall be deleted in their entirety.

3.	All other terms and conditions of said Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

LANDLORD: FOUR HUNDRED CHESTERFIELD CENTER INC.	TENANT: DALEEN SOLUTIONS, INC.

/s/ Kathleen Higgins	/s/ William McCausland

By: Kathleen Higgins Vice President